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                                    EXHIBIT 23.2


CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We have issued our report dated March 4, 1998 (except for Note 7, as to which the date is October 21, 1998), accompanying the financial statements of U.S. Laboratories Inc. and subsidiaries contained in the Registration Statement and Prospectus. We consent to the use of the aforementioned report in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption "Experts."



SINGER LEWAK GREENBAUM & GOLDSTEIN LLP

Los Angeles, California
October 26, 1998

                                       -54-
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CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We have issued our report dated April 29, 1998, accompanying the financial statements of Wyman Testing Laboratories, Inc. contained in the Registration Statement and Prospectus. We consent to the use of the aforementioned report in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption "Experts."



SINGER LEWAK GREENBAUM & GOLDSTEIN LLP

Los Angeles, California
October 26, 1998

                                       -55-